UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-3672	Ameren Illinois Company (Illinois Corporation) 10 Richard Mark Way Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Ameren Corporation	☐
Ameren Illinois Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Ameren Illinois Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, of registrants Ameren Corporation and Ameren Illinois Company (“Ameren Illinois”) for a discussion of Ameren Illinois’ update to its revised multi-year integrated grid plan (“Grid Plan”) and revised multi-year electric distribution service rate plan (“MYRP”) filed with the Illinois Commerce Commission (“ICC”) in September 2024 to update the requested revenue requirements for the years 2024 through 2027.

On December 19, 2024, the ICC issued an order (“December 2024 Order”) in connection with Ameren Illinois’ revised Grid Plan and revised MYRP for electric distribution service for the years 2024 through 2027. The approved revenue requirements in the December 2024 Order represent a cumulative four-year increase of $309 million compared to a cumulative increase request of $332 million in Ameren Illinois’ September 2024 revised MYRP request, in each case as compared to the 2023 revenue requirement. The table below sets forth the annual revenue requirements and rate base amounts reflected in the December 2024 Order, Ameren Illinois’ September 2024 revised MYRP request, the ICC staff’s August 2024 revised MYRP recommendation, and the October 2024 administrative law judges’ proposed order.

Year	Revenue Requirement (in millions)	Average Annual Rate Base (in billions)
ICC’s December 2024 Order(a):
2024	$1,206	$4.2
2025	$1,287	$4.4
2026	$1,367	$4.6
2027	$1,422	$4.8
Ameren Illinois’ September 2024 Revised MYRP Request(a):
2024	$1,215	$4.3
2025	$1,299	$4.5
2026	$1,385	$4.8
2027	$1,444	$5.0
ICC Staff’s August 2024 Revised MYRP Recommendation(a):
2024	$1,206	$4.2
2025	$1,288	$4.4
2026	$1,369	$4.6
2027	$1,424	$4.8
Administrative Law Judges’ October 2024 Proposed Order(a):
2024	$1,206	$4.2
2025	$1,287	$4.4
2026	$1,370	$4.6
2027	$1,427	$4.9

(a)	Based on an allowed return on common equity (“ROE”) of 8.72% and a capital structure composed of 50% common equity. The ROE is under appeal, as discussed below.

Rate changes consistent with the December 2024 Order will become effective in late December 2024. Ameren Illinois’ appeal of the December 2023 ICC order, including the 8.72% ROE, and the June 2024 rehearing order, remains pending before the Illinois Appellate Court for the Fifth Judicial District. The court is under no deadline to address the appeal. Ameren Illinois or the other parties to the proceeding may seek rehearing and subsequently appeal of any aspect of the December 2024 Order. Ameren Illinois cannot predict the ultimate outcome of any rehearing request or any appeals to the Illinois Appellate Court for the Fifth Judicial District.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Illinois (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Senior Executive Vice President and Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

By:	/s/ Leonard P. Singh
Name:	Leonard P. Singh
Title:	Chairman and President

Date: December 20, 2024